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                                                                       EXHIBIT 5

                                LOCKUP AGREEMENT



                                                                   July 30, 2000




drugstore.com, inc.
13920 SE Eastgate Way, Suite 300
Bellevue, WA 98005


Dear Sirs and Mesdames:


        The undersigned understands that drugstore.com, inc., a Delaware corporation (the "Company") and the Purchasers listed on Schedule I thereto (the "PURCHASERS") have entered into a Stock Purchase Agreement, dated as of July 30, 2000 (the "PURCHASE AGREEMENT") providing for the purchase (the "PURCHASE") by the Purchasers of shares (the "SHARES") of Common Stock, $0.0001 par value per share, of the Company (the "COMMON STOCK").

        To induce the Purchasers to enter into the Purchase Agreement, the undersigned hereby agrees that, without the prior written consent of the Company, it will not, during the period commencing upon the date of this agreement and ending 180 days after the date of the effectiveness of the Registration Statement (as defined in the Purchase Agreement), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause
(1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Purchase; (b) a bona fide gift or gifts to the undersigned's immediate family, provided that the donee or donees thereof agree in writing to be bound by the terms of this agreement; (c) a distribution to the limited partners or stockholders of the undersigned after the date of the Purchase Agreement, provided that the distributees thereof agree in writing to be bound by the terms of this agreement; (d) a transfer to any trust for the benefit of the undersigned or the undersigned's immediate family, provided that the trustee of the trust agrees in writing, on behalf of the trust, to be bound by the terms of this agreement, (e) a transfer to an affiliate of the undersigned, provided that such affiliate agrees in writing to be bound by the terms of this agreement or (f) the transfer of an aggregate of 1,066,667 shares of Common Stock owned by the undersigned. If the donor or transferor in (b), (c) or (d) above is a reporting person subject to Section 16(a) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), any gifts or transfers made in accordance with this paragraph shall not require such person to, and such person shall not voluntarily, file a report of such transaction on Form 4 under the Exchange Act. As used herein, the term "immediate family" shall mean the undersigned's spouse or lineal descendants or ancestors. The obligations of the undersigned pursuant to this letter agreement shall terminate immediately upon the termination of the Purchase Agreement in accordance with its terms.



                                        Very truly yours,
                                        AMAZON.COM, INC.


                                        /s/ MARK BRITTO
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                                        (Signature)

                                        Print Name: Mark Britto, Vice President
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                                        P.O. BOX 81226
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                                        (Address)

                                        SEATTLE, WA 98108-1226
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